	Contact:	Randall Oliver (SMF - media)
[LOGO OF SMART & FINAL]		(323) 869-7607
randall.oliver@smartandfinal.com

Richard Phegley (SMF - investors)
(323) 869-7779
rick.phegley@smartandfinal.com

Bob Eichinger (GFS)
(616) 717-4376
beichinger@gfs.com

SMART & FINAL REACHES DEFINITIVE AGREEMENT ON SALE

OF FLORIDA OPERATIONS TO GORDON FOOD SERVICE

LOS ANGELES, August 6, 2003 – Smart & Final Inc. (NYSE – SMF) today reported it has executed definitive agreements regarding the previously announced sale of its Florida foodservice direct delivery and stores businesses to Gordon Food Service (GFS). The transaction is expected to close in early September.

Proceeds of the transaction will be based on the level of working capital at the closing date and will be used to reduce Smart & Final’s debt obligations.

“This action continues our efforts to strengthen Smart & Final’s balance sheet and position the company for improved financial performance going forward,” said Ross Roeder, Smart & Final chairman and chief executive officer. “I am pleased with the progress we have achieved in advancing this transaction. This agreement provides a strategic opportunity to GFS and allows Smart & Final to refocus resources on our continuing operations in the western United States.”

Under the terms of the agreements, GFS will purchase Smart & Final’s Florida foodservice direct delivery business and nine of Smart & Final’s 14 Florida stores. Following a transition period, GFS will convert the acquired stores to its GFS Marketplace stores format. The remaining five stores will be closed during August.

“We’ve worked with our counterparts at GFS to construct an agreement that creates a favorable outcome for our Florida employees and customers. We wish GFS great success with the business they have chosen to operate,” Roeder said.

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Smart & Final

Smart & Final previously reported a $40.2 million after-tax charge in its second quarter results to reflect its estimated loss on the disposition of the Florida operations. An additional $6 million after-tax charge that the company said it anticipates recording in the remainder of 2003 is primarily associated with lease termination and severance costs for the five stores that GFS is not acquiring.

“Progress is seldom achieved without cost. Although the bold steps we are taking to reposition Smart & Final for future growth and success required some financial pain, I am confident that we are taking the right actions to put Smart & Final on course for industry-leading performance,” Roeder said.

Gordon Food Service is a 106-year-old family-owned and managed, broadline foodservice distributor based in Grand Rapids, Michigan. The company’s distribution network services more than 30,000 customers with more than 14,000 products. The company also operates 93 Marketplace retail stores in the Midwest. For more information, visit the company’s website at www.gfs.com.

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. operated 228 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico at the end of the 2003 second quarter. The company also operates a foodservice distribution business in northern California. As of the end of the second quarter the company has classified as held for sale the Florida foodservice distribution business and the 14 Florida Smart & Final stores. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business, and there can be no assurance that the closing of the definitive

Smart & Final

agreements will occur. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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